Exhibit 99.1

Distributed Energy Systems Corp.

10 Technology Drive

Wallingford, CT 06492

For Information Contact:

Peter J. Tallian

Chief Financial Officer

(203) 678-2148

NORTHERN POWER’S PRESIDENT LEAVING COMPANY

Distributed Energy’s CEO Schwallie Assumes Added Post on Interim Basis;

Betsy Anderson Named Acting Head of Northern Power’s Operations

WALLINGFORD, CT., December 6, 2006 – Distributed Energy Systems Corp. (NASDAQ: DESC) said today that Darren R. Jamison, president of its Northern Power Systems subsidiary, will leave the company on Friday, December 15, to become chief executive officer of Capstone Turbine Corp. (NASDAQ: CPST), a manufacturer of microturbines. The company also announced that Ambrose L. Schwallie, Distributed Energy’s chief executive officer, will assume added responsibilities by serving as Northern Power’s president on an interim basis.

“The search for Darren’s replacement is now under way,” Mr. Schwallie said. “With the good work he has done during the past three years and the strong management team we’ve built at Northern, we have the people in place to continue to manage and grow this important part of the company in the months and years ahead.”

Mr. Schwallie also announced that Betsy Anderson, vice president of the subsidiary’s product operations group, will become Northern Power’s acting chief operating officer, with responsibly for technology and product development, production and project management, and quality assurance. Ms. Anderson joined Northern Power in 2005 from General Motors, where she had program management and production start-up responsibilities for that company’s new high-volume engines.

“Betsy’s abilities and excellent track record since coming to Northern Power will be supported and assisted by the rest of the management team as we continue to accelerate our solid momentum to meet revenue and margin goals in energy systems integration, products and services,” Mr. Schwallie said.

Mr. Schwallie stated that Northern Power’s global business development and service management groups will report directly to him until a new president is appointed.

About Northern Power

Northern Power offers reliable power systems, services and products to commercial, industrial, government, utility, and military customers. The company also conducts research and development in the areas of renewable energy, distributed generation and hydrogen technology. Northern Power was founded in 1974, is headquartered in Waitsfield, Vermont and employs over 200 people with engineering, fulfillment, and customer-support capabilities. For more information, visit www.northernpower.com.

About Distributed Energy Systems Corp.

Distributed Energy Systems Corp. (Nasdaq: DESC) creates and delivers products and solutions to the emerging decentralized energy marketplace, giving users greater control over their energy cost, quality and reliability. As the parent company of Proton Energy Systems (http://www.protonenergy.com) and Northern Power Systems (http://www.northernpower.com), Distributed Energy Systems delivers a combination of practical, ready-today energy solutions and the solid business platforms for capitalizing on the changing energy landscape. For more information visit http://www.distributed-energy.com.

This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Statements contained herein concerning Distributed Energy’s goals, future revenue and profitability, financial sustainability, and anticipated growth and other statements that are not statements of historical fact may be deemed to be forward-looking information. Without limiting the foregoing, words such as “progress,” “accelerate,” “growth” and other forms of these words or similar words are intended to identify forward-looking information. Distributed Energy’s actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors. Distributed Energy disclaims any obligation to update these forward-looking statements. Factors that could cause results to differ materially from those contained in Distributed Energy’s forward-looking statements include, but are not limited to, our failure to perform contracts for customers profitably, or complete development of our products, the failure of our products to achieve commercial acceptance, our inability to expand our production facilities, manufacture our products at commercially acceptable costs or establish distribution relationships, the impact of competitive products, and other factors detailed in Distributed Energy’s Form 10-Q for the quarter ended September 30, 2006, and other filings Distributed Energy may make from time to time with the SEC.